Securities Exchange Agreement

        This Securities Exchange Agreement is entered into as of the 27th day of October, 2002 by and among Black Diamond Industries, Inc., a Florida corporation ("Black Diamond"), and the persons identified on the signature page hereof (the "Transferors"), who collectively own all of the outstanding shares of capital stock of DDS Holdings, Inc., a Nevada corporation ("DDS").

        The parties wish to effect Black Diamond's acquisition of DDS through the purchase of all the issued and outstanding capital stock of DDS from the Transferors on the terms and conditions set forth below. Accordingly, in consideration of the covenants, representations and warranties set forth herein, the parties, intending to be legally bound, agree as follows:

        1.     Definitions and Construction.

            1.1     Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

        "Adjudication" has the meaning set forth in Section 11.5.

        "Affiliate" has the meaning set forth in Rule 405 under the Securities Act.

        "Agreement" means this Securities Exchange Agreement, including the Schedules and Exhibits, as amended from time to time.

        "Applicable Law" means, with respect to a referenced Person, any legislation, regulation, rule or procedure passed, adopted, implemented or amended by any Governmental Entity, or any notice of a decision, finding or action by any Governmental Entity, in each case to the extent it has become effective, binding on the Person, its assets or operations or applicable to the subject matter or its performance of this Agreement, from and after the date compliance therewith is mandated by the terms thereof.

        "Black Diamond" means Black Diamond Industries, Inc., a Florida corporation, and its successors and permitted assigns.

        "Black Diamond Common Stock" means Black Diamond's common stock, par value $.0001 per share, now or hereafter Outstanding, or any Capital Shares or other securities of Black Diamond issuable in exchange, conversion or substitution therefor.

        "Black Diamond Financial Statements" means (a) the audited balance sheets of Black Diamond as of December 31, 2001 and related audited statements of operations, comprehensive income, shareholders' equity and cash flows for each of the fiscal years ended December  31, 2001 and 2000 (the "Audited Black Diamond Financial Statements"), accompanied by a report of independent auditors to the effect that the Audited Black Diamond Financial Statements present fairly, in all material respects, the consolidated financial position of Black Diamond at December 31, 2001, and the consolidated results of its operations and its cash flows for each of the fiscal years ended December 31, 2001 and 2000 in conformity with GAAP and (b) an unaudited consolidated balance sheet of Black Diamond as of June 30, 2002 (the "Black Diamond Balance Sheet") and related statements of operations, comprehensive income and cash flows for the six months ended June 30, 2002 and 2001.

        "Black Diamond Representatives" has the meaning set forth in Section 5.1.

        "Black Diamond Shares" has the meaning set forth in Section 2.3.

        "Board" means the board of directors of a referenced Person.

        "Board Realignment" has the meaning set forth in Section 9.7.

        "Business Day" means a day other than Saturday, Sunday, or any other day on which banks located in the State of Florida are authorized or obligated to close.

        "Bylaws" means the bylaws or comparable organizational instrument of a referenced Person, as amended and in effect on the date hereof.

        "Capital Shares" means the authorized shares of capital stock of a referenced Person having the right to participate in the distribution of earnings and assets of that Person.

        "Charter" means certificate or articles of incorporation or comparable organizational instrument of a referenced Person, as amended and in effect on the date hereof.

        "Closing," "Closing Date" and "Closing Notice" have the respective meanings set forth in Section 2.1.

        "Code" means the United States Internal Revenue Code of 1986, as amended.

        "Confidentiality Agreement" means the Confidentiality Agreement between DDS and Black Diamond dated as of October __, 2002.

        "Consulting Agreement" means the Consulting Agreement between Black Diamond and Peter Goldstein in the form of Exhibit B.

        "Control Person" means any Person who controls or is controlled (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) by a Person.

        "DDS" means DDS Holdings, Inc., a Nevada corporation, and its successors and permitted assigns.

        "DDS Contracts" has the meaning set forth in Section 3.16.

        "DDS Designees" means the three individuals designated in Annex A for appointment as directors of Black Diamond pursuant to the Board Augmentation.

        "DDS Financial Statements" means the proforma financial statements attached as Exhibit A.

        "DDS Plans" means the employee benefit plans identified on Schedule 3.22.

        "DDS Property Rights" has the meaning set forth in Section 3.14.

        "DDS Representatives" has the meaning set forth in Section 5.2.

        "DDS Shares" means all of the Outstanding Capital Shares of DDS.

        "Derivative Securities" means any securities that are convertible into or exchangeable for Capital Shares or any warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

        "$" means United States denominated dollars.

        "EDGAR" means the SEC's electronic data gathering and retrieval system.

        "Encumbrances" has the meaning set forth in Section 3.19.

        "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

        "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

        "GAAP" means accounting principles generally accepted in the United States of America, consistently applied (except as reflected in the applicable notes to the financial statements involved).

        "Governmental Entity" means any federal, state, local or foreign governmental board, body, commission, authority, agency, court or other administrative, judicial or legislative body.

        "Intellectual Property Rights" means all legal, equitable or moral intellectual property or proprietary rights or benefits, including copyrights and materials in any media for which copyrights are held or asserted, moral rights, trademarks, patent rights (including patent applications and disclosures), rights of priority, mask and derivative work rights, know how and trade secret rights.

        "Indemnified Person" means a Person claiming indemnification under Section 11.

        "Indemnifying Person" means a Person against which a claim for indemnification is asserted under Section 11.

        "Knowledge," "Known to" or any similar phrase means, with respect to any mater in question, that, with respect to DDS, a DDS Executive Officer, or, with respect to Black Diamond, a Black Diamond Executive Officer: (a) has actual knowledge of such fact or other matter, or (b) could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. For purposes of this Agreement (i) DDS Executive Officer shall mean any of Ben Marcovitch and Joseph Fasciglione and (ii) a Black Diamond Executive Officer shall mean Peter Goldstein.

        "Liabilities" means judgments, penalties (including excise and similar taxes), fines and amounts paid in settlement, including in each case any interest assessments or other charges payable in connection therewith.

        "Litigation Expenses" means reasonable expenses incurred in connection with a Proceeding, including attorneys' fees, retainers and disbursements, court costs, experts' fees, travel expenses and printing costs.

        "Lockup Agreement" means the Lockup Agreement between Black Diamond and Peter Goldstein in the form of Exhibit C.

        "Management Realignment" has the meaning set forth in Section 9.8.

        "Material Adverse Effect" means any material and adverse effect on the business, operations, properties, prospects or financial condition of a Person, including without limitation (a) initiation or public announcement of a tender or exchange offer for 50% or more of the Outstanding Capital Shares of Black Diamond, (b) initiation or public announcement of a transaction that will result in a change of control of any Control Person of Black Diamond, (c) commencement of proceedings for delisting Black Diamond Common Stock on its Principal Market, (d) institution of a Proceeding against a Person before any Governmental Entity seeking damages in excess of $20,000 or remedies that could materially adversely affect its operations and (e) initiation of a Material Action by a Person without the consent of the other Person. Notwithstanding the foregoing, the following shall not be a Material Adverse Effect: (i) this Agreement or the transactions contemplated hereby or the public announcement of this Agreement and the transactions contemplated hereby; (ii) the economy or securities markets in general; or (iii) Black Diamond's or DDS' industry in general and not in whole or in any part significantly related specifically to Black Diamond or DDS, as applicable.

        "Material DDS Actions" and "Material Black Diamond Actions" (collectively, "Material Actions") have the meaning set forth in Section 3.13 and Section 4.12, respectively.

        "NASD" means the National Association of Securities Dealers, Inc.

        "Outside Closing Date" means November 30, 2002 or such later date as the Parties may mutually determine.

        "Outstanding" means, at any date as of which the number of issued and outstanding Capital Shares of any class is to be determined, all issued and outstanding Capital Shares of that class then directly or indirectly owned or held by or for the account of any Person other than the issuer thereof. References in this Agreement to Outstanding Capital Shares shall not include treasury shares.

        "Party" means each of Black Diamond, the Transferors and DDS.

        "Person" means an individual, corporation, partnership, association, limited liability company, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative or any appeal therein.

        "Registration Rights Agreement" means the Registration Rights Agreement between Black Diamond and the Transferors in the form of Exhibit D, providing for the registration of Black Diamond Shares for resale under the Securities Act.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the United States Securities Act of 1933, as amended, and the regulations promulgated thereunder.

        "Termination Notice" has the meaning set forth in Section 12.4.

        "Third Person Proceeding" means any Proceeding first threatened or initiated by a Person other than a Party or derivatively on behalf of a Party after the Closing Date.

        "Transfer Agent" means Corporate Stock Transfer, or any successor transfer agent for Black Diamond Common Stock.

            1.2     Construction. Unless otherwise expressly provided herein, all references to Sections, Schedules, Annexes or Exhibits refer to the corresponding sections, schedules, annex or exhibits to this Agreement. The Schedules and Exhibits are hereby incorporated in and made a part of this Agreement as if set forth in full herein. All capitalized terms used in the Schedules and Exhibits and not otherwise defined shall have the respective meanings ascribed to them in this Agreement.

        2.     Terms of the Transaction.

            2.1     Closing Notice. On the date within two (2) Business Days after delivery to DDS of notice from Black Diamond certifying its satisfaction of the conditions set forth in Section 9, DDS shall deliver a notice to Black Diamond (the "Closing Notice") certifying its satisfaction of the conditions set forth in Section 8 and setting forth a date within two (2) Business Days after the date of the Closing Notice (the "Closing Date") on which the closing of the purchase and sale of the DDS Shares hereunder (the "Closing") shall be held, provided, however, that the parties shall use their best efforts to cause the Closing to be held on November 7, 2002.

            2.2     Purchase and Sale of the DDS Shares. On the terms and subject to the conditions of this Agreement, at the Closing Black Diamond shall purchase from the Transferors, and the Transferors shall sell, assign, convey and deliver to Black Diamond all of the DDS Shares, free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind.

            2.3     Consideration for the DDS Shares. In consideration for the DDS Shares, Black Diamond shall issue and deliver to the Transferors at the Closing, an aggregate of 12,535,000 shares of Black Diamond Common Stock (the "Black Diamond Shares"), such consideration to be delivered to the Transferors in proportion to their respective ownership of DDS.

            2.4     Closing Mechanics. At the Closing, (a) the Transferors shall deliver to Black Diamond, certificates representing the DDS Shares, duly endorsed for transfer to Black Diamond or accompanied by duly executed stock powers therefor, free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind, together with any necessary stock transfer stamps, and (b) Black Diamond shall deliver to the Transferors certificates registered in the name of the Transferors, representing the Black Diamond Shares, bearing a legend reflecting their restricted status under the Securities Act.

            2.5     Other Closing Transactions. At the Closing, the following transactions shall be consummated and deemed to occur simultaneously with the issuance and sale of the Black Diamond Shares in consideration for the DDS Shares.

                    (a) Board Realignment. The Board Realignment shall be implemented in accordance with Section 9.7.

                    (b) Management Realignment. The Management Realignment shall be implemented in accordance with Section 9.8.

                    (c) Registration Rights. Black Diamond and the Transferors shall enter into the Registration Rights Agreement in accordance with Section 9.10.

                    (d) Consulting Agreement and Lockup Agreement. Black Diamond and Peter Goldstein shall enter into the Consulting Agreement and the Lockup Agreement in accordance with their terms.

        3.     Representations and Warranties of the Transferors. The Transferors, severally and not jointly, represent and warrant to Black Diamond as set forth below, subject to the exceptions set forth in the Schedules.

            3.1     Organization of DDS. DDS is a corporation duly organized and existing in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. DDS is duly licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes licensure necessary, except where failure to so qualify would have no Material Adverse Effect on DDS. DDS does not own all or any part of or control, directly or indirectly, any other business, corporation, joint venture, partnership or proprietorship.

            3.2     Authority. The corporate Transferors have the requisite corporate power and authority to enter into this Agreement and to perform their respective obligations hereunder. The execution, issuance and delivery of this Agreement, the transfer and sale of the DDS Shares to Black Diamond and the consummation by the Transferors of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action, and no further consent or authorization is required by the Board of any corporate Transferor. This Agreement has been duly executed and delivered by the Transferors and constitutes a valid and binding obligation of each of them, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights and to other equitable principles of general application.

            3.3     Capitalization. On the date hereof, DDS' authorized Capital Shares consist solely of 15,000,000 shares of Common Stock, par value $0.0001 per share, of which 12,535,500 shares are Outstanding. Except as set forth herein or in Schedule 3.3, (a) no Derivative Securities of DDS are Outstanding, (b) no Person has any agreement, right or commitment entitling it to acquire Derivative Securities from DDS and (c) there are no agreements or other instruments of any kind to which DDS or, to the Knowledge of DDS, any Person is a party relating to the voting of the DDS Shares, other than its Charter and Bylaws, or to the registration of its Capital Shares under the Securities Act. All of the DDS Shares have been duly and validly authorized and issued and are fully paid and nonassessable.

            3.4     DDS Share Ownership. The Transferors have good and marketable title to the DDS Shares, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind. Upon delivery to Black Diamond of certificates representing the DDS Shares, Black Diamond will acquire good and valid title thereto, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind. Other than this Agreement, the DDS Shares are not subject to any agreement, arrangement, commitment or understanding that could impair Black Diamond's rights thereto, including any restriction relating to the voting, dividend rights or disposition of the DDS Shares.

            3.5     Investment Intent. Each of the Transferors is entering into this Agreement for its own account and not with a view to any distribution of the Black Diamond Shares acquired by it, and it has no present arrangement to sell any of its Black Diamond Shares to or through any Person, provided that this representation shall not be construed as an undertaking to hold any Black Diamond Shares for any minimum or other specific term, and each of the Transferors reserves the right to dispose of its Black Diamond Shares at any time in accordance with Applicable Law.

            3.6     Sophistication. Each of the Transferors is a sophisticated investor, as described in Rule 506(b)(2)(ii) under the Securities Act, and an accredited investor, as defined in Rule 501 of the Securities Act, and has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Black Diamond Common Stock. The Transferors acknowledge that an investment in the Black Diamond Common Stock is speculative and involves a high degree of risk.

            3.7     Access to Information. Each of the Transferors has received or had access to all documents, records and other information pertaining to its investment in the Black Diamond Common Stock that it has requested, including documents filed by Black Diamond under the Exchange Act, and has been given the opportunity to meet or have telephonic discussions with the Black Diamond Representatives, to ask questions of them, to receive answers concerning the terms and conditions of this investment and to obtain information that Black Diamond possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information provided to the Transferors.

            3.8     Manner of Sale. At no time were the Transferors presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising relating to Black Diamond or any investment in the Black Diamond Common Stock.

            3.9     No Conflicts. The execution, delivery and performance of this Agreement by the Transferors and the consummation by the Transferors of the transactions contemplated hereby, including the sale and assignment of the DDS Shares, do not and will not (a) result in a violation of the Charter or Bylaws of the corporate Transferors, (b) conflict with or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or "lock-up" arrangement or similar provision of any underwriting or similar agreement to which a Transferor is a party, or (c) to the Knowledge of DDS, result in a violation of any Applicable Law, nor is DDS or the conduct of its business otherwise in violation of, conflict with or default under any of the foregoing, except for any violations, conflicts, defaults or rights of termination, amendment, acceleration or cancellation that would, individually or in the aggregate, have no Material Adverse Effect on DDS.

            3.10     Consents. Except as set forth on Schedule 3.10, neither the execution, delivery or performance of this Agreement nor the consummation of the transactions provided for herein (a) requires a Transferor or DDS to obtain or make any consent, authorization, approval, registration or filing under a DDS Contract or any Applicable Law, judgment or decree, (b) will cause any acceleration of maturity of any note, instrument or other obligation to which any Transferor or DDS is a party or by which any of them is bound or with respect to which any of them is an obligor or guarantor or (c) will result in the creation or imposition of any lien, claim, charge, restriction, equity or encumbrance of any kind whatever upon or give to any other Person any interest or right (including any right of termination or cancellation) in or with respect to DDS Contract or the properties, assets or operations of DDS. Schedule 3.10 indicates, with respect to each consent listed thereon, whether it has been obtained as of the date hereof and, if not, when the Transferors reasonably expect it to be obtained.

            3.11     Financial Statements. The DDS Financial Statements have been provided to Black Diamond. Subject to the assumptions and qualifications provided therein, the DDS Financial Statements do not contain a misstatement of a material fact or omit a fact necessary to make them not materially misleading.

            3.12     No Undisclosed Liabilities. To the Knowledge of DDS, DDS has no material liabilities or obligations not reflected in the DDS Financial Statements, other than those incurred in the ordinary course of its business since the date of the most recent balance sheet included in the DDS Financial Statements and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on DDS.

            3.13     No Material Adverse Change. Since the date of the most recent balance sheet included in the DDS Financial Statements, no event or condition has occurred that could have a Material Adverse Effect on DDS. Except as set forth in Schedule 3.13, since the date of the most recent balance sheet included in the DDS Financial Statements, DDS has not (a) issued or repurchased any Capital Shares, issued any Derivative Securities or declared, set aside or paid any dividend or distribution on its Outstanding Capital Shares, (b) incurred any obligation (absolute or contingent) except current liabilities incurred in the ordinary course of business and obligations under the contracts in effect as of that date, (c) mortgaged, pledged or knowingly subjected to lien, charge or any other encumbrance, any of its assets, tangible or intangible, (d) sold or transferred any of its tangible or intangible assets, except to fund accounts payable and otherwise in the ordinary course of business, (e) canceled any material debts or claims or waived any material right, (f) paid or discharged any liabilities of any other Person, (g) sold, assigned or transferred any trademarks, trade names, copyrights, licenses, royalty agreements, proprietary registrations, know-how, trade secrets or other intangible assets, or granted any licenses with respect to any of the foregoing, (h) suffered or incurred any extraordinary expenses or losses, (i) paid or discharged any material obligation or liability, absolute or contingent, other than current liabilities incurred since June 30, 2002 in the ordinary course of business, (j) made any material change in the individual or aggregate compensation in any form payable to any of its employees, directors or consultants, (k) entered into any material transaction of any kind except in the ordinary course of business, or entered into any transaction or agreement whatsoever with a Control Person of DDS, (l) made any material changes in their accounting principles or methods, or (m) agreed in writing or, to the Knowledge of DDS, orally to take any of the actions covered by this Section 3.13 (collectively, "Material DDS Actions").

            3.14     Intellectual Property Rights. Schedule 3.14 sets forth a list and description of all Intellectual Property Rights owned or licensed by DDS, used by DDS prior to the date hereof or necessary for the conduct of DDS' business as presently conducted ("DDS Property Rights"). All of the DDS Property Rights are valid and enforceable against third parties. After the Closing Date, DDS will continue to have the right to use all the DDS Property Rights for the conduct of DDS' business in the same manner, media, fields of use and territories as presently utilized. Except as set forth on Schedule 3.14, DDS owns, is licensed to use or otherwise will have the right to use all of the DDS Property Rights in the ordinary course after the Closing Date. Except as indicated on Schedule 3.14, DDS owns the DDS Property Rights outright or is licensed to use them on an exclusive basis, in each case free and clear of all liens and encumbrances, and no other Intellectual Property Rights are necessary for the conduct of DDS' business as currently conducted. To the Knowledge of DDS, the conduct of DDS' business as presently conducted and the use of the DDS Property Rights and other assets following the Closing Date does not and will not infringe on the Intellectual Property Rights of any other Person. There is no pending or, to the Knowledge of DDS, threatened infringement claims against DDS.

            3.15     Contracts. Except as set forth on Schedule 3.15, DDS is not a Party to or is bound by any:

                    (a) employment or consulting agreement or arrangement that has an aggregate future liability in excess of $20,000 and is not terminable by DDS by notice of not more than six months for a cost of less than $20,000;

                    (b) employee collective bargaining contract with any labor union;

                    (c) covenant not to compete or other covenant restricting the operations of DDS;

                    (d) agreement or arrangement with any current or former officer, director or employee of DDS or any Affiliate of DDS, other than employment agreements covered by Section 3.15(a);

                    (e) agreement or arrangement designed to shift risk relating to currency, interest rate or other price fluctuations involving notional amounts in excess of $50,000;

                    (f) lease or similar agreement with any Person under which (i)  DDS is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any Person or (ii) DDS is a lessor or sublessor of, or makes available for use by any Person, any tangible personal property owned or leased by DDS, in each case which has an aggregate future liability or receivable, as the case may be, in excess of $20,000 and is not terminable at DDS' election on less than six months' notice for a cost of less than $20,000;

                    (g) agreement or arrangement for the future purchase or receipt of materials, supplies, equipment or services, which has an aggregate future liability to DDS in excess of $20,000 and is not terminable at DDS' election on less than six months' notice for a cost of less than $20,000;

                    (h) material license, option or other agreement or arrangement relating in whole or in part to the DDS Property Rights listed on Schedule 3.14;

                    (i) agreement, instrument or arrangement under which DDS has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person, which individually is in excess of $20,000;

                    (j) agreement, instrument or arrangement under which (i) any Person has directly or indirectly guaranteed indebtedness, liabilities or obligations of DDS or (ii) DDS has directly or indirectly guaranteed indebtedness, liabilities or obligations of any Person (in each case other than endorsements for the purpose of collection in the ordinary course of business), which individually is in excess of $20,000;

                    (k) agreement, instrument or arrangement under which DDS has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person, which individually is in excess of $20,000;

                    (l) agreement, instrument or arrangement providing for indemnification of any Person against claims or liabilities relating to any current or former business of DDS or any predecessor of DDS; or

                    (m) other agreement, instrument or arrangement to which DDS is a party or by or to which it or any of its assets or business is bound or subject, having an aggregate future liability to any Person in excess of $20,000 and is not terminable at DDS' election upon less than six months' notice for a cost of less than $20,000.

            3.16     Enforceability of DDS Contracts. Except as set forth on Schedule 3.16, to the Knowledge of DDS, (a) all agreements, instruments and arrangements listed or required to be listed in Schedule 3.16 or any other Schedule contemplated by Section 3 (collectively, the "DDS Contracts") are valid, binding and in full force and effect and are enforceable by DDS in accordance with its terms, (b) DDS has performed all its material obligations to date under all DDS Contracts to which it is a party or is otherwise bound or subject, (c) DDS is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect under the DDS Contracts, (d) no other Person to any of the DDS Contracts has notified DDS of the counterparty's belief that DDS is or is likely to become in breach or default in any material respect thereunder or of the counterparty's intention to accelerate or modify in a manner adverse to DDS any obligations or rights thereunder and (e) no other Person to any of the DDS Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

            3.17     Litigation and Other Proceedings. There are no Proceedings pending or, to the Knowledge of DDS, threatened against DDS that might have a Material Adverse Effect on DDS, and there are no judgments, orders, writs, injunctions, decrees or awards issued by or, to the Knowledge of DDS, requested by any Governmental Entity that might have a Material Adverse Effect on DDS.

            3.18     Tax and Other Returns and Reports. Except as disclosed on Schedule 3.18, (a) all national, state and local tax returns, reports and statements required to be filed by DDS have been filed with the appropriate Governmental Entities in all jurisdictions in which the returns, reports and statements are required to be filed, and all such returns, reports and statements properly reflect the tax liabilities of DDS for the periods, properties or events covered thereby, (b) all national, state and local taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions have been properly accrued or paid, (c) DDS has not received any notice of assessment or proposed assessment by any taxing authority in connection with any of its tax returns, and there are no pending tax examinations of or tax claims asserted against DDS or any of its assets or properties, (d) there are no tax liens on any of DDS' assets, and (e) DDS has no Knowledge of any basis for any additional assessment of any taxes on DDS.

            3.19     Title to Assets; Absence of Liens and Encumbrances. DDS owns or has a valid leasehold interest in all its material assets and property reflected in the DDS proforma balance sheet included in the DDS Financial Statements, except assets and property disposed of after June 30, 2002 in the ordinary course of business and consistent with past practice. Except as set forth on Schedule 3.19, none of such assets or properties is subject to any material defects of title, mortgage, pledge, lien, security interest, lease, charge, encumbrance, objection or joint ownership (collectively, "Encumbrances"). Except as set forth on Schedule 3.19, the facilities, machinery, furniture, office and other equipment of DDS that are used in its business are sufficient for the operations of DDS as currently conducted are in good operating condition and repair, subject only to the ordinary wear and tear. DDS is not in material default under the DDS Contracts governing any Encumbrances to which it or its properties and assets are subject.

            3.20     Compliance with Applicable Laws. To the Knowledge of DDS, DDS is in compliance in all material respects with all Applicable Laws affecting its business or operations, including those relating to occupational health and safety, and to the Knowledge of DDS, DDS has received no communication during the past two years from a Governmental Entity alleging that DDS has failed to comply in any material respect with any Applicable Laws.

            3.21     Employee and Labor Matters. To the Knowledge of DDS, DDS has made all payments and performed all material acts, if any, required to be complied with and has complied in all material respects with the applicable provisions, if any, of all Applicable Laws affecting employee and labor matters.

            3.22     Benefit Plans. DDS currently maintains the employee benefit plans described on Schedule 3.22. Each listed plan (a) to the Knowledge of DDS has been administered and operated in accordance with Applicable Laws and (b) has received all contributions required to be made thereunder by DDS and any predecessors. For each listed plan, DDS has delivered to Black Diamond copies of (i) the plan document setting forth the terms and conditions of the plan, (ii) any the trust agreement established under the plan, (iii) any investment or insurance contracts under the trust, (iv) the latest determination letter or an opinion from the applicable Governmental Entity about the qualified status of the plan under Applicable Law and (v) any annual reports required by Applicable Law for the last three completed plan years. Any contributions to health plans required to be made by employees of DDS has been paid in accordance the policies therefor.

            3.23     Insurance. DDS maintain policies of fire and casualty, liability and other forms of insurance in amounts, with deductibles and against risks and losses that are, in the DDS' judgment, reasonable for the business and assets of DDS. The insurance policies maintained by DDS are listed on Schedule 3.23. All listed policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received thereunder. To the Knowledge of DDS, the activities and operations of DDS have been conducted in a manner conforming in all material respects to all applicable provisions of the listed insurance policies.

            3.24     Transactions with Affiliates. Except as set forth on Schedule 3.24, there is no transaction, and no transaction is now proposed, to which DDS was or is to be a party and in which any of its officers, directors or shareholders or any of their Affiliates had or has a direct or indirect material interest.

            3.25     Bank Accounts; Powers of Attorney; etc. Except as set forth on Schedule 3.25, there are no (a) safe deposit boxes, bank accounts, brokerage accounts or similar arrangements maintained by or for the account of DDS with any bank, financial institution or other Person or (b) any outstanding powers of attorney or other authorizations issued by DDS to DDS, any bank or financial institution or any other Person.

            3.26     Fees. No Person acting on behalf of DDS or any of its Affiliates is entitled to any brokerage fees or commissions of any nature directly or indirectly from DDS in connection with any of the transactions contemplated hereby.

            3.27     Disclosure. No representation or warranty of the Transferors contained in this Agreement, and no statement contained in any document, certificate or Schedule to this Agreement delivered to Black Diamond in connection herewith by DDS, its Affiliates or any Person acting on its or their behalf contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make those statements not misleading.

        4.     Representations and Warranties of Black Diamond. Black Diamond represents and warrants to the Transferors as set forth below, subject to the exceptions set forth in the Schedules.

            4.1     Organization of Black Diamond. Black Diamond is a corporation duly organized and existing in good standing under the laws of the State of Florida and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. Black Diamond is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes qualification necessary, except where failure to so qualify would have no Material Adverse Effect on Black Diamond. Black Diamond does not own all or any part of or control, directly or indirectly, any other business, corporation, joint venture, partnership or proprietorship.

            4.2     Authority. Black Diamond has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Black Diamond Shares. The execution, issuance and delivery of this Agreement, the issuance of the Black Diamond Shares and the consummation by Black Diamond of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization is required by its Boards or its shareholders. This Agreement and the other agreements delivered or to be delivered by Black Diamond have been or will be at Closing duly executed and delivered by Black Diamond and constitute valid and binding obligations of Black Diamond, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights and to other equitable principles of general application.

            4.3     Capitalization. On the date hereof, Black Diamond's authorized Capital Shares consist solely of 25,000,000 shares of Black Diamond Common Stock, of which 14,940,000 shares are Outstanding, provided, however, that pursuant to the Lockup Agreement, Peter Goldstein shall, at the Closing, surrender to Black Diamond's treasurer an aggregate of 13,564,350 shares of Black Diamond Common Stock. Except as set forth herein or in Schedule 4.3, (i) no Derivative Securities of Black Diamond are Outstanding, (ii) no Person has any agreement, right or commitment entitling it to acquire Derivative Securities from Black Diamond and (iii) there are no agreements or other instruments of any kind to which Black Diamond or, to its Knowledge, any Person is a party relating to the voting of its Capital Shares, other than its Charter and Bylaws, or to the registration of its Capital Shares under the Securities Act. All of the shares of Black Diamond Common Stock that are Outstanding on the date of this Agreement have been duly and validly authorized and issued and are fully paid and nonassessable.

            4.4     Exchange Act Registration. As of the date hereof, (a) the Black Diamond Common Stock is registered under Section 12(g) of the Exchange Act, and (b) Black Diamond is in full compliance with all reporting requirements of the Exchange Act.

            4.5     Valid Issuance. Assuming the accuracy of the representations and warranties of the Transferors in Section 3, both at the date hereof and at the time of issuance, the issuance and sale of the Black Diamond Shares will be exempt from registration under the Securities Act in reliance upon Section 4(2) thereof or Regulation D thereunder and, when delivered in accordance with the terms hereof, the Black Diamond Shares shall be duly and validly issued, fully paid and nonassessable. Neither the issuance and sale of the Black Diamond Shares pursuant to this Agreement nor Black Diamond's performance of its other obligations hereunder will (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Black Diamond Shares or any of the assets of Black Diamond or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire additional Capital Shares or other securities of Black Diamond. The Transferors will not be subject to personal liability solely by reason of their ownership or possession of the Black Diamond Shares.

            4.6     No General Solicitation or Advertising. Neither Black Diamond nor any of its Affiliates nor any distributor or any person acting on its or their behalf (a) has conducted or will conduct any general solicitation, as that term is used in Rule 502(c) under the Securities Act, or any general advertising with respect to any of the Black Diamond Shares or (b) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require Black Diamond to register the issuance of the Black Diamond Shares under the Securities Act.

            4.7     No Integrated Offering. Neither Black Diamond or its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require the issuance of the Black Diamond Shares to be registered under the Securities Act.

            4.8     No Conflicts. The execution, delivery and performance of this Agreement by Black Diamond and the consummation by Black Diamond of the transactions contemplated hereby, including the issuance of the Black Diamond Shares, do not and will not (a) result in a violation of its Charter or Bylaws, (b) conflict with or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or "lock-up" arrangement or similar provision of any underwriting or similar agreement to which Black Diamond is a party, or (c) result in a violation of any Applicable Law, nor is Black Diamond or the conduct of its business otherwise in violation of, conflict with or default under any of the foregoing, except for any violations, conflicts, defaults or rights of termination, amendment, acceleration or cancellation that would, individually or in the aggregate, have no Material Adverse Effect on Black Diamond.

            4.9     Consents. Assuming the accuracy of the representations and warranties of the Transferors in Section 3 both at the date hereof and on the Closing Date, Black Diamond is not required by Applicable Law to obtain any consent, authorization or order of any Governmental Entity or to make any filing or registration with any Governmental Entity in connection with its execution, delivery or performance of its obligations under this Agreement, other than the filing of (a) any notices that may be required under state securities laws subsequent to the Closing, and (b) an Information Statement with the SEC under Rule 14f-1 under the Exchange Act, in connection with the notice of the Board Augmentation.

            4.10     SEC Documents and Financial Statements. Except as indicated on Schedule 4.10, Black Diamond has filed on a timely basis all documents required to be filed by it with the SEC since January 1, 2000 (all such documents filed since January 1, 2000 and prior to the date hereof are referred to as the "Black Diamond SEC Documents"). Complete and correct copies of the Black Diamond SEC Documents have been made available to the Transferors. As of their respective dates, or if amended as of the date of the last such amendment, the Black Diamond SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be (including all applicable rules and regulations promulgated by the SEC relating to Black Diamond's audit committee), and none of the Black Diamond SEC Documents as of the date thereof contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Complete and accurate copies of the unaudited consolidated balance sheet, consolidated statements of operations, consolidated statements of stockholders' equity and consolidated statements of cash flows (together with any supplementary information thereto) of Black Diamond, all as of and for the six-month period ended June 30, 2002 (the "Black Diamond Interim Financial Information") have been provided to the Transferors. The Black Diamond Financial Statements fairly present, in all material respects, the consolidated financial position of Black Diamond, as of and for the respective dates thereof, and the consolidated results of its operations and its consolidated cash flows for the respective periods then ended (subject, in the case of the Black Diamond Interim Financial Information, to normal year-end audit adjustments and to any other adjustments described therein) in conformity with GAAP during the periods involved (except as may be indicated therein or in the notes thereto and the Black Diamond Interim Financial Information do not contain the footnotes required by GAAP). Since June 30, 2002, Black Diamond has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as may be required by GAAP.

            4.11     No Undisclosed Liabilities. Black Diamond has no material liabilities or obligations not reflected in the Black Diamond Financial Statements, other than those incurred in the ordinary course of Black Diamond's business since the date of the Black Diamond Interim Financial Information and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on Black Diamond.

            4.12     No Material Adverse Change. Since the date of the Black Diamond Interim Financial Information, no event or condition has occurred that could have a Material Adverse Effect on Black Diamond. Except as set forth in Schedule 4.12, since the date of the Black Diamond Interim Financial Information, Black Diamond has not (a) issued or repurchased any Capital Shares, issued any Derivative Securities or declared, set aside or paid any dividend or distribution on Outstanding Capital Shares, (b) incurred any obligation (absolute or contingent) except current liabilities incurred in the ordinary course of business and obligations under the contracts in effect as of that date, (c) mortgaged, pledged or knowingly subjected to lien, charge or any other encumbrance, any of its assets, tangible or intangible, (d) sold or transferred any of its tangible or intangible assets, except to fund accounts payable and otherwise in the ordinary course of business, (e) canceled any material debts or claims or waived any material right, (f) paid or discharged any liabilities of any other Person, (g) sold, assigned or transferred any trademarks, trade names, copyrights, licenses, royalty agreements, proprietary registrations, know-how, trade secrets or other intangible assets, or granted any licenses with respect to any of the foregoing, (h) suffered or incurred any extraordinary expenses or losses, (i) paid or discharged any material obligation or liability, absolute or contingent, other than current liabilities incurred since June 30, 2002 in the ordinary course of business, (j) made any material change in the individual or aggregate compensation in any form payable to any of its employees, directors or consultants, (k) entered into any material transaction of any kind except in the ordinary course of business, or entered into any transaction or agreement whatsoever with a Control Person of Black Diamond, (l) made any material changes in its accounting principles or methods or (m) agreed in writing or, to the best knowledge of Black Diamond, orally to take any of the actions covered by this Section 4.12 (collectively, "Material Black Diamond Actions").

        4.13     Trademarks, Trade Names and Licenses. Black Diamond owns the trademarks, trade names and registrations therefor listed in Schedule 4.13. Except as set forth in Schedule 4.13, (a) Black Diamond has not granted licenses or other rights to use its trademarks, trade names or registrations, (b) no other trademarks, trade names or registrations are either owned or licensed by Black Diamond and (c) to the best knowledge of Black Diamond, the operations of Black Diamond do not infringe on the trademarks and trade names of any Person, and no pending or threatened claim has been made to the contrary.

            4.14     Litigation and Other Proceedings. Except as set forth in Schedule 4.14, there are no Proceedings pending or, to Black Diamond's knowledge, threatened against Black Diamond that might have a Material Adverse Effect on Black Diamond, and there are no judgments, orders, writs, injunctions, decrees or awards issued by or, to Black Diamond's knowledge, requested by any Governmental Entity that might have a Material Adverse Effect on Black Diamond.

            4.15     Contracts. Except as set forth on Schedule 4.15, Black Diamond is not a party to or is bound by any:

                    (a) employment or consulting agreement or arrangement;

                    (b) employee collective bargaining contract with any labor union;

                    (c) covenant not to compete or other covenant restricting the operations of Black Diamond;

                    (d) agreement or arrangement with any current or former officer, director or employee of Black Diamond or any Affiliate of Black Diamond, other than employment agreements covered by Section 4.15(a);

                    (e) agreement or arrangement designed to shift risk relating to currency, interest rate or other price fluctuations;

                    (f) lease or similar agreement with any Person under which (i) Black Diamond is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any Person or (ii) Black Diamond is a lessor or sublessor of, or makes available for use by any Person, any tangible personal property owned or leased by Black Diamond;

                    (g) agreement or arrangement for the future purchase or receipt of materials, supplies, equipment or services;

                    (h) agreement, instrument or arrangement under which Black Diamond has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person;

                    (i) agreement, instrument or arrangement under which (i) any Person has directly or indirectly guaranteed indebtedness, liabilities or obligations of Black Diamond or (ii) Black Diamond has directly or indirectly guaranteed indebtedness, liabilities or obligations of any Person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

                    (j) agreement, instrument or arrangement under which Black Diamond has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person;

                    (k) agreement, instrument or arrangement providing for indemnification of any Person against claims or liabilities relating to any current or former business of Black Diamond or any predecessor of Black Diamond; or

                    (l) other agreement, instrument or arrangement to which Black Diamond is a party or by or to which it or any of its assets or business is bound or subject.

            4.16     Enforceability of Black Diamond Contracts. Except as set forth on Schedule 4.16, (a) all agreements, instruments and arrangements listed or required to be listed in Schedule 4.15 or any other Schedule contemplated by Section 4 (collectively, the "Black Diamond Contracts") are valid, binding and in full force and effect and are enforceable by Black Diamond in accordance with its terms, (b) Black Diamond has performed all its material obligations to date under all Black Diamond Contracts to which it is a party or is otherwise bound or subject, (c) Black Diamond is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect under any Black Diamond Contracts, (d) no other Person to any of Black Diamond Contracts has notified Black Diamond of the counterparty's belief that Black Diamond is or is likely to become in breach or default in any material respect thereunder or of the counterparty's intention to accelerate or modify in a manner adverse to Black Diamond any obligations or rights thereunder and (e) no other party to any of Black Diamond Contacts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder.

            4.17     Tax and Other Returns and Reports. Except as disclosed on Schedule 4.17, (a) all national, state and local tax returns, reports and statements required to be filed by Black Diamond has been filed with the appropriate Governmental Entities in all jurisdictions in which the returns, reports and statements are required to be filed, and all such returns, reports and statements properly reflect the tax liabilities of Black Diamond for the periods, properties or events covered thereby, (b) all national, state and local taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions have been properly accrued or paid, (c) Black Diamond has not received any notice of assessment or proposed assessment by any taxing authority in connection with any of its tax returns, and there are no pending tax examinations of or tax claims asserted against Black Diamond or any of its assets or properties, (d) there are no tax liens on any of Black Diamond's assets, and (e) Black Diamond has no knowledge of any basis for any additional assessment of any taxes on Black Diamond.

            4.18     Title to Assets; Absence of Liens and Encumbrances. Black Diamond owns or has a valid leasehold interest in all its material assets and property reflected in the Black Diamond Interim Financial Information, except assets and property disposed of after June 30, 2002 in the ordinary course of business and consistent with past practice. Except as set forth on Schedule 4.18, none of such assets or properties is subject to any material Encumbrances. Except as set forth on Schedule 4.18, the facilities, machinery, furniture, office and other equipment of Black Diamond that are used in its business are sufficient for the operations of Black Diamond as currently conducted are in good operating condition and repair, subject only to the ordinary wear and tear. Black Diamond is in no material default under Black Diamond Contracts governing any Encumbrances to which it or its properties and assets are subject.

            4.19     Compliance with Applicable Laws. Except as set forth on Schedule 4.19, Black Diamond is in compliance in all material respects with all Applicable Laws affecting its business or operations, including those relating to occupational health and safety, and Black Diamond has received no communication during the past two years from a Governmental Entity alleging that it has failed to comply in any material respect with any Applicable Laws.

            4.20     Employee and Labor Matters. Black Diamond has made all payments and performed all material acts, if any, required to be complied with and have complied in all material respects with the applicable provisions, if any, of ERISA, the Code and any related or similar Applicable Laws affecting employee and labor matters. Black Diamond has neither unfunded liability nor accumulated funding deficiency (within the meaning of ERISA) with respect to any employee plan. All benefits payable under any terminated employee pension benefit plan (as that term is defined in Section 3(2)(A) of ERISA) previously maintained by Black Diamond or any predecessor or to which it or any predecessor has previously contributed have been paid in full, and Black Diamond has no unfunded liability in respect thereof to the Pension Benefit Guaranty Corporation, similar Governmental Entity or to the participants in the plan or to the beneficiaries of those participants. Each terminated plan, if any, was terminated in accordance with Applicable Laws, and any agreements relating thereto have been terminated without liability to Black Diamond.

            4.21     Benefit Plans. Black Diamond currently maintains the employee benefit plans described on Schedule 4.21. Each listed plan (a) is qualified under the applicable provisions of the Code, (b) has been administered and operated in accordance with the applicable provisions of ERISA and the Code and (c) has received all contributions required to be made thereunder by Black Diamond and any predecessors. For each listed plan, Black Diamond has delivered to the DDS copies of (i) the plan document setting forth the terms and conditions of the plan, (ii) any the trust agreement established under the plan, (iii) any investment or insurance contracts under the trust, (iv) the latest determination letter or an opinion from the applicable Governmental Entity about the qualified status of the plan under the Code or other Applicable Law and (v) any annual reports required by Applicable Law for the last three completed plan years. Any contributions to health plans required to be made by employees of Black Diamond has been paid in accordance the policies therefor.

            4.22     Insurance. Black Diamond maintains policies of fire and casualty, liability and other forms of insurance in amounts, with deductibles and against risks and losses that are, in Black Diamond's judgment, reasonable for the business and assets of Black Diamond. The insurance policies maintained by Black Diamond are listed on Schedule 4.22. All listed policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received thereunder. The activities and operations of Black Diamond have been conducted in a manner conforming in all material respects to all applicable provisions of the listed insurance policies.

            4.23     Transactions with Affiliates. Except as set forth on Schedule 4.23, there is no transaction, and no transaction is now proposed, to which Black Diamond was or is to be a party and in which any of its officers, directors or shareholders or any of their Affiliates had or has a direct or indirect material interest.

            4.24     Fees. No Person acting on behalf of Black Diamond or any of its Affiliates is entitled to any brokerage fees or commissions of any nature directly or indirectly from Black Diamond or its Affiliates in connection with any of the transactions contemplated hereby.

            4.25     Disclosure. No representation or warranty of Black Diamond contained in this Agreement, and no statement contained in any document, certificate or Schedule to this Agreement delivered to the Transferors in connection herewith by Black Diamond, its Affiliates or any Person acting on its or their behalf contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make those statements not misleading.

        5.     Diligence and Disclosure Matters.

            5.1     Black Diamond's Due Diligence Review. The Transferors shall cause DDS to make available for inspection and review by Black Diamond and its advisors and representatives (collectively, "Black Diamond Representatives") copies of all records of DDS reasonably requested by them for conducting their due diligence review in connection with the transactions contemplated by this Agreement.

            5.2     DDS' Due Diligence Review. Black Diamond shall make available for inspection and review by DDS and its advisors and representatives (collectively, "DDS Representatives") copies of all records of Black Diamond reasonably requested by them for conducting their due diligence review in connection with the transactions contemplated by this Agreement.

            5.3     Supplemental Disclosure. Each Party shall have the continuing obligation until the Closing to promptly supplement or amend its Schedules to reflect any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided that no supplement or amendment to the Schedules delivered more than five (5) business days after the date of this Agreement shall have any effect for the purpose of determining the satisfaction of the conditions set forth in Section 8 or Section 9.

            5.4     Non-Disclosure. All confidential information received by a Party with respect to the business of the other Party shall be treated in accordance with the restrictions set forth in the Confidentiality Agreement.

            5.5     Information Statement. Black Diamond covenants that on the date filed with the SEC and on the date first sent or given to shareholders, the Information Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. DDS shall provide for use in the Information Statement all information about DDS and its Affiliates reasonably necessary for the Information Statement to comply as to form in all material respects with the relevant provisions of the Exchange Act. DDS covenants that on the date the Information Statement is filed with the SEC and on the date it is first sent to Black Diamond's shareholders, the information provided in writing by DDS or its Affiliates for use therein shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements related thereto contained in the Information Statement, in light of the circumstances in which they were made, not misleading. DDS and its counsel shall be given a reasonable opportunity to review and comment upon the Information Statement and all amendments and supplements thereto prior to their filing with the SEC or dissemination to Black Diamond's shareholders. Black Diamond shall provide DDS and its counsel with any comments Black Diamond or its counsel may receive from the SEC or its staff with respect to the Information Statement promptly after the receipt thereof.

            5.6     Reasonable Efforts. Subject to the terms and conditions of this Agreement, each Party shall use all reasonable efforts to cause the Closing to occur by the Outside Closing Date.

            5.7     Further Assurances. From time to time, as and when requested by a Party, the other Parties shall execute and deliver, or cause to be executed and delivered, all documents and instruments and shall take all actions (subject to the other provisions of this Agreement) as the other Parties may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

            6.     Conduct of DDS Business Pending Closing. From the date of this Agreement to the Closing, unless otherwise approved in writing by Black Diamond, DDS shall cause DDS to conduct its business in accordance with the provisions of this Section 6.

            6.1     Corporate Existence. DDS shall cause DDS to take all steps necessary to preserve and continue its corporate existence and franchises.

            6.2     Conduct of Operations. DDS shall cause DDS to conduct its operations in the ordinary and usual courses of business, as currently conducted, and shall not take or agree to take any Material DDS Action except as provided in this Agreement.

            6.3     Preservation of Representations. The Transferors shall not take any action that (a) if taken on or before the date hereof, would make any of their representations and warranties in Section 3 untrue or (b) would interfere with their ability to perform its obligations under this Agreement.

            6.4     Procuring Approvals. DDS shall use its best efforts to cause DDS to obtain all licenses, consents or other approvals required to be obtained from any Person in connection with the transactions contemplated by this Agreement.

            6.5     Exclusivity. Between the date of this Agreement and the earlier to occur of the Closing or the termination of this Agreement in accordance with Section 12, no Transferor nor any Person acting on their behalf shall initiate, encourage, solicit or agree to any offer from any Person other than Black Diamond regarding any merger, sale of securities, sale of assets or similar transaction involving DDS or any transaction that could be expected to impede, delay, interfere with, prevent or dilute the benefits to Black Diamond of the transactions contemplated hereby, unless (a) the DDS Board determines in good faith based on written advice of its outside legal counsel that the action is necessary for the Board to comply with its fiduciary duties to shareholders under Applicable Law, (b) prior to entering into negotiations, the DDS Board receives from that Person an executed confidentiality agreement with terms no less favorable to Black Diamond than those contained in the Confidentiality Agreement and (c) prior to entering into those negotiations, DDS provides written notice to Black Diamond that includes the terms of the proposal, the identity of the Person making the proposal and the fact that clauses (a) and (b) of this Section 6.5 have been satisfied.

        7.     Conduct of Black Diamond Business Pending Closing. From the date of this Agreement to the Closing, unless otherwise approved in writing by DDS, Black Diamond shall conduct its business in accordance with the provisions of this Section 7.

            7.1     Preservation of Representations. Black Diamond shall not take any action that (a) if taken on or before the date hereof, would make any of its representations and warranties in Section 4 untrue or (b) would interfere with its ability to perform its obligations under this Agreement.

            7.2     Procuring Approvals. Black Diamond shall use its best efforts to obtain all licenses, consents or other approvals required to be obtained by it from any Person in connection with the transactions contemplated by this Agreement. As soon as practicable after the date hereof, Black Diamond shall mail copies of the definitive Information Statement to its shareholders.

            7.3     Delivery of Periodic Reports. Black Diamond shall promptly deliver to DDS, upon release to wire services or filing under EDGAR, copies of all its press releases and Exchange Act filings.

        8.     Conditions Precedent to Black Diamond's Obligations. The obligations of Black Diamond hereunder to issue and sell Black Diamond Shares to the Transferors at the Closing in consideration for the DDS Shares and to consummate the other transactions contemplated by Section 2 are subject to the satisfaction or waiver on or before the Closing Date, of each of the conditions set forth in this Section 8. Black Diamond may not rely on the Transferors' failure to satisfy any condition set forth in this Section 8 if the failure was caused by its own failure to act in good faith or to use all reasonable efforts to satisfy the conditions set forth in Section 9.

            8.1     Accuracy of the Transferors' Representation and Warranties. The representations and warranties of the Transferors herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date.

            8.2     Performance by the Transferors. The Transferors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required hereunder to be performed, satisfied or complied with by them at or prior to the Closing Date. In addition, the transactions contemplated by the Asset Purchase Agreement shall have occurred.

            8.3     No Injunction. No Applicable Law shall prohibit the Transferors from consummating the transactions contemplated by this Agreement, and no proceeding for that purpose shall have been commenced.

            8.4     No Adverse Changes. Since the date of most recent balance sheet of DDS included in the DDS Financial Statements, no event or condition shall have occurred that had or would likely have a Material Adverse Effect on DDS.

            8.5     Consents Obtained. The Transferors shall have obtained any written consents of any Person whose consent is required to consummate the transactions contemplated by this Agreement.

            8.6     Section 338 Election. If requested by Black Diamond, the Transferors shall have delivered to Black Diamond any documents or instruments required for Black Diamond to file a timely election under Section 338 of the Code with respect to its tax treatment of its acquisition of DDS.

            8.7     Officer's Certificate. Black Diamond shall have received a Compliance Certificate in substantially the form of Exhibit E, executed by the chief executive officer of DDS as at the Closing Date.

        9.     Conditions Precedent to the Transferors' Obligations. The obligations of the Transferors to assign and sell the DDS Shares to Black Diamond at the Closing in consideration for the Black Diamond Shares and to consummate the other transactions contemplated by Section 2 are subject to the satisfaction or waiver on or before the Closing Date, of each of the conditions set forth in this Section 9. The Transferors may not rely on Black Diamond's failure to satisfy any condition set forth in this Section 9 if the failure was caused by their own failure to act in good faith or to use all reasonable efforts to satisfy the conditions set forth in Section 8.

            9.1     Accuracy of Black Diamond's Representation and Warranties. The representations and warranties of Black Diamond herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date.

            9.2     Performance by Black Diamond and Peter Goldstein. Black Diamond and Peter Goldstein shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required hereunder to be performed, satisfied or complied with by Black Diamond and Peter Goldstein at or prior to the Closing Date.

            9.3     No Injunction. No Applicable Law shall prohibit Black Diamond from consummating the transactions contemplated by this Agreement, and no proceeding for that purpose shall have been commenced.

            9.4     No Adverse Changes. Since the date of the Black Diamond Interim Financial Information was filed, no event or condition shall have occurred that had or would likely have a Material Adverse Effect on Black Diamond.

            9.5     No Trading Suspension or Delisting of Common Stock. The trading of the Black Diamond Common Stock shall not have been suspended by the SEC, nor shall Black Diamond have received any letter or notice of any suspension or delisting.

            9.6     Consents Obtained. Black Diamond shall have obtained any required written consents of any other Person whose consent is required to the transactions contemplated by this Agreement.

            9.7     Board Realignment. DDS shall have received the resignations of all Black Diamond directors effective, immediately after the Closing, and a unanimous written consent of all incumbent directors of Black Diamond, executed and effective immediately after the Closing, the Closing Date, subject to Closing hereunder, appointing DDS Designees as directors of Black Diamond to fill the vacancies created by the increase in the size of Black Diamond Board.

            9.8     Management Realignment. DDS shall have received (a) the written resignation of each incumbent officer of Black Diamond (which shall release Black Diamond from all obligations to them, other than indemnification without payment by Black Diamond), executed and effective as of the Closing Date, subject to Closing hereunder, and (b) a unanimous written consent of all incumbent directors of Black Diamond, executed and effective as of the Closing Date, electing the incumbent officers of DDS listed in Schedule 9.8 to the respective positions with Black Diamond set forth therein.

            9.9     Registration Rights Agreement. Black Diamond shall have executed and delivered the Registration Rights Agreement.

            9.10     Officer's Certificate. The Transferors shall have received a Compliance Certificate in substantially the form of Exhibit F, executed by the chief executive officer of Black Diamond as at the Closing Date.

            9.11     Consulting Agreement. Black Diamond shall have executed and delivered the Consulting Agreement and the Lockup Agreement and performed its obligations thereunder which are required to be performed at the Closing.

        10.     Post-Closing Covenants.

            10.1     Conduct of Business. For a period of at least three years after the Closing Date, provided that is available on commercially reasonable terms, Black Diamond shall maintain the directors and officers liability insurance policy in place on the Closing Date or a replacement policy with equivalent coverage for former officers and shall pay all premiums thereon as they become due. DDS shall not, directly or indirectly through any Affiliates, vote Black Diamond Shares or take any action as officers or directors of Black Diamond to approve, effect or facilitate any act or omission that would result in a violation of Black Diamond's covenants in this Section 10.1.

        11.     Indemnification.

            11.1     Indemnification by Black Diamond. Black Diamond shall indemnify and hold harmless DDS and its Affiliates, duly authorized agents and Control Persons from and against any Liabilities and Litigation Expenses incurred by the Indemnified Person in connection with any Proceeding to which the Indemnified Person is, was or at any time becomes a party, arising from Black Diamond's breach of its representations and warranties under this Agreement or its failure to perform any of its covenants contained in this Agreement.

            11.2     Indemnification by the Transferors. The Transferors shall indemnify and hold harmless Black Diamond and its Affiliates, duly authorized agents and Control Persons from and against any Liabilities and Litigation Expenses incurred by the Indemnified Person in connection with any Proceeding to which the Indemnified Person is, was or at any time becomes a party, arising from a Transferor's breach of its representations and warranties under this Agreement or its failure to perform any of its covenants contained in this Agreement.

            11.3     Notice and Defense of Claim. The Indemnified Person shall promptly notify the Indemnifying Person in writing of the commencement of any Third Person Proceeding for which indemnification may be claimed hereunder, provided that any failure to so notify the Indemnifying Person shall not relieve it from its obligations under this Section 11. If it receives notice of a Third Person Proceeding from the Indemnified Person, the Indemnifying Person may participate in the Proceeding at its own expense and will be entitled to assume the defense thereof with counsel of its choice unless counsel for the Indemnifying Person reasonably concludes that there would be a conflict of interest between the Indemnifying Person and the Indemnified Person that precludes their joint representation under Applicable Law or ethical canons. If the Indemnifying Person assumes the defense of the Third Person Proceeding, it shall not be liable to the Indemnified Person for any Litigation Expenses subsequently incurred by it in connection with the defense thereof, except to the extent that the Indemnifying Person authorizes the Indemnified Person to engage separate counsel or the Indemnifying Person or its counsel fails to act with reasonable diligence in assuming the defense of the Proceeding, in each of which events all Litigation Expenses thereafter incurred by the Indemnified Person for employing separate counsel shall be subject to indemnification hereunder. In no event shall the Indemnifying Person be obligated for the Litigation Expenses of more than one separate counsel to represent all Indemnified Parties in a particular Third Person Proceeding.

            11.4     Advancement of Expenses. Upon written request by the Indemnified Person in connection with a Third Person Proceeding, the Indemnifying Person shall promptly advance all Litigation Expenses incurred by or on behalf of the Indemnified Person to the extent authorized under Section 11.3. The request shall contain a reasonably detailed description of the Litigation Expenses or, if available to the Indemnified Person, documentation evidencing the amount of the Litigation Expenses. The Indemnified Person's right to advancement of Litigation Expenses shall be conditioned upon its agreement to repay amounts advanced if it is ultimately determined that the Indemnified Person is not entitled to be indemnified for those Litigation Expenses under this Section 11.

            11.5     Remedies of the Indemnified Person. In the event that (a) advances of Litigation Expenses pursuant to Section 11.4 are not timely made, (b) payment of Liabilities or Litigation Expenses are not timely made after a determination of entitlement to indemnification hereunder or (c) the Indemnified Person otherwise seeks to enforce its rights under this Section 11, the Indemnified Person shall be entitled to a final adjudication of its rights hereunder in any court of competent jurisdiction in the venue specified in Section 13.1 (an "Adjudication"). All Litigation Expenses reasonably incurred by the Indemnified Person in connection with an Adjudication shall be borne by the Indemnifying Person if the Indemnified Person is successful in the Adjudication.

            11.6     Settlement, Compromise and Consent. Without the prior written consent of the Indemnified Person, the Indemnifying Person shall not settle any Third Person Proceeding, permit a default judgment to be entered therein or consent to the entry of any adverse judgment therein unless the settlement, compromise or consent includes an unconditional release in favor of the Indemnified Person by all claimants from any liability therein. The Indemnifying Person shall not be liable to indemnify the Indemnified Person under this Section 11 for any amounts paid in settlement of a Third Person Proceeding effected without its written consent, which the Indemnifying Person shall not unreasonably withhold or delay.

            11.7     Nonexclusivity. The rights of the Indemnified Person under this Section 11 shall not be deemed exclusive or in limitation of any other rights to which the Indemnified Person may be entitled under Applicable Law.

            11.8     Other Payments. The Indemnifying Person shall not be liable to make any payment under this Section 11 to the extent that the Indemnified Person has received payment from a third party of the amounts otherwise payable by the Indemnifying Person hereunder.

            11.9     Subrogation. The Indemnifying Person shall be subrogated, to the extent of any indemnification payment under this Agreement, to all related rights of recovery of the Indemnified Person, and the Indemnified Person shall take all actions necessary to secure the Indemnifying Person's recovery rights and perfect its ability to enforce those rights.

        12.     Termination.

            12.1     DDS Termination Event. Provided that the Transferors have not materially breached any of their representations, warranties, covenants or agreements contained herein, the Transferors may terminate this Agreement and abandon the transactions contemplated hereby at any time prior to the Closing if Black Diamond shall have failed to satisfy in any material respect any of the conditions set forth in Section 9 or any of those conditions shall have become incapable of fulfillment and shall not have been waived by the Transferors and the failure or nonfulfillment materially reduces the benefits of the transactions contemplated hereby to the Transferors.

            12.2     Black Diamond Termination Event. Provided that Black Diamond has not materially breached any of its representations, warranties, covenants or agreements contained herein, it may terminate this Agreement and abandon the transactions contemplated hereby at any time prior to the Closing if the Transferors shall have failed to satisfy in any material respect any of the conditions set forth in Section 8 or any of those conditions shall have become incapable of fulfillment and shall not have been waived by Black Diamond and the failure or nonfulfillment materially reduces the benefits of the transactions contemplated hereby to Black Diamond.

            12.3     Other Termination Events. This Agreement may be terminated and the transactions contemplated hereby abandoned by the Parties (i) by mutual agreement, or (ii) if the Closing does not occur on or prior to the Outside Closing Date, provided that the Party seeking termination pursuant to this Section 12.3 is not in breach of its or their material representations, warranties, covenants or agreements contained in this Agreement.

            12.4     Notice of Termination. In the event Black Diamond or a Transferor seeks to terminate this Agreement pursuant to this Section 12, it shall provide written notice (a "Termination Notice") thereof to the other Party, setting forth in reasonable detail the grounds for termination, whereupon the transactions contemplated by this Agreement shall be terminated, without further action by any Party, subject to the provisions of Section 12.5.

            12.5     Effects of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned as provided in this Section 12, this Agreement shall become void and of no further force or effect, except that each Party shall return all documents and other material received from or on behalf of the counter Party in connection with the transactions contemplated hereby, together with all copies thereof, whether so obtained before or after the execution hereof. The restrictions set forth in the LOI regarding disclosure of confidential information shall remain in full force and effect notwithstanding any termination of this Agreement.

        13.     Miscellaneous.

            13.1     Choice of Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of laws. Any action brought by a Party against the counter Party concerning the transactions contemplated by this Agreement may be brought in the state courts of Florida or in the federal courts located in Miami, Florida. All Parties agree to submit to the jurisdiction of those courts and waive trial by jury. The prevailing Party in any Proceeding between the Parties shall be entitled to recover from the counter Party its reasonable attorneys' fees and disbursements incurred in connection with the Proceeding.

            13.2     Assignment. Neither this Agreement nor any rights or obligations of a Party hereunder may be assigned by any Party without the prior written consent of the counter Party.

            13.3     Binding Effect. The terms, conditions and provisions of this Agreement and all rights and obligations of each Party hereunder shall inure to the benefit of and be binding upon that Person and its successors and permitted assigns. Nothing herein expressed or implied shall give or be construed to give to any other Person any legal or equitable rights hereunder.

            13.4     Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all the Parties.

            13.5     Notices. Any notice given under this Agreement shall be made in writing and shall be deemed to have been duly given or made if delivered personally, mailed with postage prepaid by registered or certified mail or sent by courier or facsimile to a Party at its address set forth or provided below. Any notice so sent shall be deemed to have been given or delivered (a) at the time that it is personally delivered, (b) within two business days after the date deposited in the United States mail or one business day after deposit with an overnight courier if sent by mail or courier or (c) when receipt is acknowledged, if sent by facsimile. A Party may change its address by giving notice in writing, stating its new address, to the other Party.

If to the Transferors:
c/o DDS Holdings, Inc.
150 East Palmetto Park Road
Suite 501
Boca Raton, Florida 33432
With a copy to:
Hodgson Russ LLP
One M&T Plaza
Suite 2000
Buffalo, New York 14203
Attention: Joseph P. Galda

If to Black Diamond:
Black Diamond Industries, Inc.
22154 Martella Avenue
Boca Raton, Florida 33131
Attention: President
With a copy to:
Anslow & Jaclin, LLP
4400 Route 9, 2nd Floor
Freehold, New Jersey 07728
Attention: Gregg Jaclin

            13.6     Fees and Expenses. DDS shall pay the fees and expenses of one counsel for the Transferors. Except as provided in the foregoing sentence, each Party shall pay its own expenses in connection with the transactions contemplated by this Agreement.

            13.7     Publicity. Except as required by Applicable Law, neither Black Diamond nor any Transferor shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of DDS, in the case of a statement or announcement by Black Diamond, or Black Diamond, in the case of a statement or announcement by any Transferor, which shall not be unreasonably withheld, conditioned or delayed in either case.

            13.8     Entire Agreement. This Agreement, including the Schedules and Exhibits, together with the confidentiality provisions of the Confidentiality Agreement, set forth the entire agreement and understanding of the Parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between or among the Parties, both oral and written, relating to the subject matter hereof.

            13.9     Severability. In the event any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without that provision, severance of which shall not affect the validity or enforceability of any other provision of this Agreement.

            13.10     Waiver of Provisions. The waiver of compliance at any time with any of the provisions, terms or conditions contained in this Agreement shall not be considered a waiver of the provision, term or condition itself or of any other provision, term or condition hereof.

            13.11     Captions. The headings and captions in this Agreement and in the Schedules and Exhibits are for convenience and identification only and are in no way intended to define, limit or expand the scope and intent of this Agreement or any provision hereof.

            13.12     Counterparts. This Agreement may be executed in separate counterparts that together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by the undersigned as of the date first set forth above.

Black Diamond Industries, Inc.
By:___________________________________
President and Chief Executive Officer
DDS Holdings, Inc.
By:___________________________________
Name:
Title:

The undersigned Transferor has caused this Agreement to be duly executed as of the date first set forth above:

Signature:	____________________________________________
Print Name:	____________________________________________
Title (if applicable):	____________________________________________
Company (if applicable):	____________________________________________
Please Provide the Following Information
Number of Shares Held:	____________________________________________
Address:	____________________________________________
____________________________________________
Social Security Number or IRS Employer ID (as applicable):	____________________________________________
Name in Which Share Certificate is to be Issued:	____________________________________________

ANNEX A

DDS Designees

Name and Address of	Biographical Information for Use by the in
Each DDS Designee	The Information Statement
Ben Marcovitch	Ben Marcovitch, age 64, is Chairman and CEO of Gemini Capital Partners, a Financial Services firm, established in the UK From 1996 to 1998, Mr. Marcovitch acted as a private investor and financial advisor. From 1994 to 1996, Mr. Marcovitch acted as Chairman and CEO of Triumph Investments Co., a portfolio management firm. From 1986 to 1995, he acted as a Chairman and CEO of GNP Products, Inc, a publicly trade Food Products Company which manufactured and distributed food products throughout the United States. Prior to GNP, from 1970 to 1982, Mr. Marcovitch successively acted as Chairman and President of Belgium Standards, CEO of Western, Allebee Oil & Gas Inc., CEO of Sogevox Inc., and CEO Sanitary Refuse Co.

From 1963 to 1983 Mr. Marcovitch acted as CEO and President of Budget Fuels Inc., in Montreal Canada, which distributed refined petroleum products. Form 1959 to 1963, he acted as Vice President of HY Grade fuels, Montreal, Canada, and was responsible for coordinating the buying, marketing, service and distribution of fuel in Montreal. He is a member of the Canadian Petroleum Club, Montreal Chamber of Commerce, Bnai Brith Organizations and Various Business Organizations.

Dr. Jacques DeGroote	Jacques DeGroote, age 76, has acted as a private consultant offering financial and economic advice and representation in negotiations from 1994 to the present. Dr. DeGroote currently assists a number of companies in various capacities. From 1973 to 1994 Dr. DeGroote served as Executive Director of the International Monetary Fund. Dr. DeGroote also served as Executive Director of the World Bank (IBRD), the International Finance Corporation (IFC) and the International Development Association (IDA) from 1975 to 1991.

During his tenure as joint Executive Director for the World Bank and International Monetary Fund, Dr. DeGroote's constituency included Belgium, Austria, Luxemburg, Turkey, Belarus the Czech Republic, Hungary, Karskhstan, the Slovak Republic and Slovenia. As a member of the Executive Board of the IMF, Dr. DeGroote made special contributions to the preparation and negotiation of stabilization programs for Turkey, Hungary and Czechoslovakia, which aided the transition of these countries from command economies to capital driven economies. Mr. DeGroote was also instrumental in reforming the IMF's system of compensatory financing. As a member of the Executive Board of the World Bank he made special contributions to the acceptance of non-project related lending, specialty oriented projects, and the involvement of the World Bank in the Private Sector.

From April 1971 to November 1973 Dr. DeGroote headed the Research Department of the National Bank of Belgium, with the rank of Deputy Director. From May 1969 to November 1973 he acted as Financial Counselor of the Belgium Delegation to the OECD in Paris. He headed several working groups, examining the first proposal for a multilateral agency guaranteeing private investments. From March 1966 to May 1969 Dr. DeGroote acted as Economic Advisor to the Republic of Zaire and Advisor to the Governor of the National Bank of Zaire. He was responsible for Zaire's economic rehabilitation, and for negotiations with IMF, the World Bank and the U.S. government. The 1967 program resulted in the only period of growth of the Zairian economy since Independence (1968-1971), and is cited by the IMF and World Bank as one of the most successful stabilization efforts ever undertaken under their aegis. During this period Dr. DeGroote was also in charge of Zaire's negotiations for nationalizing and reactivating Gecamines (the former Union Miniere).

From July 1965 to March 1966 Dr. DeGroote acted as Financial Counselor of the Belgium Delegation to the OECD in Paris. From May 1963 to July 1965 he acted as Advisor to the Foreign Department of the National Bank of Belgium, represented Belgium in the Ossala group which was formed to study the creation of a new reserve instrument and submitted the first proposals favoring a collective unit to be created by the IMF, which led to the SDR. From April 1960 to May 1963 he was Assistant to the Belgium Executive Director of the International Monetary Fund and World Bank in Washington. From January 1957 to April 1960, Dr. DeGroote served as Attache at the National Bank of Belgium, where his responsibilities included negotiation of the payment agreements with the countries of Eastern Europe. During the first few months of 1960, he served as secretary of the committee preparing the Belgian-Zairian Economic Round Table.

Dr. DeGroote's academic history includes, from July 1955 to January 1957, acting as Assistant at the University of Cambridge (United Kingdom) and Assistant at the University of Louvain. From 1963 to 1992 Dr. DeGroote held the position of Professeur Ordinaire in the Economics Department of the University of Namur (Belgium) where he taught courses on money and credit, monetary mechanisms and institutions, and current problems of international finance. From 1963 to 1973, Dr. DeGroote held the position of Professeur Extraordinaire at the University of Louvain. From 1957 to 1960 and from 1963 to 1965 he also acted as a Lecturer at the Catholic University of Lille where he taught courses on structural economics and the history of economic thought.

Dr. DeGroote holds a D. Juris from University of Louvain, Belgium, a M.A. Economics from Cambridge University, United Kingdom a Licencie en Sciences Economiques from Louvain University, Belgium and a Licencie en Sciences Politiques et Administratives from Louvain University, Belgium.

Dr. DeGroote is highly decorated and holds the Grand Officer of the Order of Leopold I (Belgium), Grand Officer of the Order of Orange-Nassau, (Luxembourg), Commander of the Order of Merit of Austria, Commander of the Order of Luxembourg, Red Star of the Hungarian People with Gold Palm, Officer of the Order of Zaire,

Dr. DeGroote also contributes his time as Director of the Belgian American Educational Foundation, founded in 1921, to sponsor exchanges between U.S. and Belgian universities, and from 1980 to 1989, as a member of the jury of the King Baudevin Foundation's biannual prize for important contributions to the struggle against poverty or underdevelopment.

Mr. Umberto Manola	Umberto Manola, age 71, is a researcher in biological techniques for the treatment of cereals. He concentrates on systems for the dehumidification and extraction of basic molecular elements (organic active principles) causing zero environmental impact. Currently he collaborates with several well-known research institutes in analyzing nutritional applications in different geographical areas.

Mr. Manola holds patents in the methodology of air separation, methodology of molecular division and the methodology of micronization in double tandem.

Mr. Manola holds a Diploma of Abteilun engineer from St. Wales, and a Degree in milling technology, from Turin Italy (Laurea in tecnica molitoria a Torino)

Dr. Marc Mallis M.D.	Dr. Mallis is a principal in Retina Vitreous Associates of Florida Agia, Mallis and Pautler P.A. Inc., from 1980 to the present, where he is engaged in the practice of medicine with a specialty in ophthalmology.

Dr. Mallis graduated from New York Medical College and attended the Ophthalmology Course of Stanford University School of Medicine. Dr. Mallis interned at Geisinger Medical Center, Department of Ophthalmology in Danville, Pennsylvania, performed his residency at New York Medical College, Department of Ophthalmology, Valhalla New York, and received a Vitreo-Retinal fellowship at Ohio State University, Columbus, Ohio.

Schedules to Securities Exchange Agreement

The Transferors

Schedules to Securities Exchange Agreement

Black Diamond

EXHIBIT A

DDS PROFORMA FINANCIAL STATEMENTS
	DDS Holding Company, Inc.
	Proforma Balance Sheet
	As of October 25, 2002
	Unaudited

ASSETS

Cash		190,562
Stock subscription receivable		200,000
License rights - DDS Technology		4,000,000
Acquisition of Black Diamond Industries, Inc.		1,435,650
Prepaid start up costs		95,205

Total Assets		5,921,417

Liabilities and Shareholders Equity

Accounts Payable		40,000

Total Liabilities		40,000

Shareholders equity
Capital stock		13,891
Additional Paid in Capital		5,867,526
Total Shareholders equity		5,881,417

Total Liabilities and Shareholders Equity		5,921,417

Exhibit B

FORM OF CONSULTING AGREEMENT

CONSULTING SERVICES AGREEMENT

        THIS AGREEMENT, is entered into this ___ day of November, 2002, by and between Black Diamond Industries, Inc. ("BDI"), a Florida corporation, with offices at 22154 Martella Ave. Boca Raton FL, 33433, and Peter Goldstein, a Florida resident, with an address at 22154 Martella Ave. Boca Raton FL, 33433 ("Consultant").

        WHEREAS, Consultant has served as an officer and director of BDI since its inception; and

        WHEREAS, in connection with the acquisition of DDS Holdings, Inc. (the "Acquisition") Consultant will be resigning from such positions; and

        WHEREAS, BDI desires to obtain consulting services from Consultant to aid in the transition following his departure from BDI and Consultant desires to provide such services for the fees provided herein;

        NOW, THEREFORE, in consideration of the mutual promises contained herein, it is agreed by and between BDI and Consultant as follows:

        1. Duties of the Consultant. Consultant agrees to use his best efforts to effect a smooth transition and be helpful for a reasonable period of time after the closing of the Acquisition, to answer questions, render assistance, and to provide advice on organizational, operational and financial restructuring of BDI ("Consulting Services"). Consultant will provide such services to BDI from time to time as mutually agreed by BDI and Consultant. The number of requests by BDI for the performance of Consulting Services by Consultant will be fair and reasonable.

        2. Term of Agreement. This Agreement shall be for a term of twelve (12) months effective as of the closing of the Acquisition, unless earlier terminated in accordance with this Agreement.

        3. Compensation. Consultant shall be entitled to a cash fee of $58,400 payable at Closing.

        4. Independent Contractor. This Agreement is not an employment contract and does not give Consultant any employment rights. Both Consultant and BDI agree that the relationship created by this Agreement is that of an independent contractor and not that of employee and employer. The Consultant is responsible for the payment of any taxes, including without limitation, all Federal, State and local personal and business income taxes, sales and use taxes, other business taxes and license fees arising out of the activities of the Consultant.

        5. Termination. This Agreement may be terminated by BDI for reasonable cause effective immediately upon the giving of written notice of the termination for cause. The grounds for cause include, but are not limited to, Consultant's fraud, misrepresentation, dishonesty, or breach of a material covenant of this Agreement.

        6. Confidential Information. Consultant hereby acknowledges that during the performance of this Agreement, Consultant may learn or receive information related to the business of BDI, including, but not limited to, names of its investors or prospective investors, its manner of operations, its business plan, its marketing, its methods, its vendors and its suppliers ("Confidential Information"). Consultant hereby confirms that it will not divulge or disclose Confidential Information to any other person, other than in connection with the performance of the Consulting Services, except as may be required by law.

        7. Notices. Each notice required to be given pursuant to this Agreement shall be properly given if sent by one party to the other by certified or registered mail, postage prepaid, or registered return receipt courier mail addressed to the other at the address set forth in the first paragraph of this Agreement.

        8. Non-waiver. The failure of either party to exercise any of its rights under this Agreement at any time does not constitute a breach thereof and shall not be deemed to be a waiver of such rights or a waiver of any subsequent breach.

        9. Choice of Law. This Agreement and the respective rights and obligations of the parties shall be governed by and determined in accordance with the laws of the state of Florida, without regard to its conflict of law provision.

        10. Authority. Each party represents that the individual signing this Agreement on that party's behalf has been duly authorized to bind said party to undertake the obligations and to carry out the terms and provisions thereof.

        11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any court of competent jurisdiction determines that any part of this Agreement is invalid or unenforceable, that determination shall not impair or nullify the remainder of the Agreement.

        12. Headings. The headings in this Agreement are inserted for convenience only and are not to be considered in construction of the provisions hereof.

        13. Miscellaneous. This Agreement (a) may only be amended by a writing signed by BDI and Consultant, (b) inures to the benefit of and is binding upon BDI and Consultant and each of their successors and assigns, except that Consultant may not assign any of Consultant's rights or obligations under this Agreement without first obtaining the written consent of BDI, (c) constitutes the entire agreement between BDI and Consultant with respect to the subject matter of this Agreement, superceding all oral and written proposals, representations, understandings and agreements previously made or existing with respect to such subject matter, and (d) may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the effective date in the introduction paragraph hereof.

BLACK DIAMOND INDUSTRIES, INC.

By: ____________________________________
Name:
Title:
_______________________________________
Peter Goldstein

EXHIBIT C

FORM OF LOCKUP AGREEMENT
 October __, 2002

DDS Holdings, Inc.
150 East Palmetto Park Road
Suite 501
Boca Raton, Florida 33432

Re: Transfer of and Sale Restrictions on Shares Held by Peter Goldstein

Dear Ladies and Gentlemen:

        The undersigned, a shareholder, director and officer of Black Diamond Industries Inc., a Florida corporation (the "Company"), in order to induce DDS Holdings Inc. ("DDS") to enter into a reverse take-over transaction with the Company pursuant to the terms of the share exchange agreement by and between the Company and DDS, dated October,___, 2002, (the "Share Exchange Agreement") and in recognition of the benefit that such transactions will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agrees with DDS that he will on the Closing date, as defined in the Share Exchange Agreement, irrevocably transfer, of the common stock of the Company held by him (the "Common Stock"), 13,564,350 shares of Common Stock to the treasury of the Company and will not (i) for 90 days from the date hereof (the "Lockup Period") offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any shares of Common Stock held by them, or (ii) commencing upon the termination of the Lockup Period and ending 1 year from the termination of the Lockup Period (the "First Bleedout Period") offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer in any 30 day period more than 12,500 shares of Common Stock, or (iii) commencing upon the termination of the First Bleedout Period and ending 270 days from the termination of the First Bleedout Period (the "Second Bleedout Period") offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer in any 30 day period more than 20,000 shares of Common Stock. The undersigned further agrees that they will not (i) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any shares of Common Stock held by them, during the Lockup Period, or (ii) during the First Bleedout Period, enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, if the number of shares of Common Stock underlying such transaction together with sales of Common Stock would cause the undersigned to sell, in any 30 day period, more than 12,5000 shares of Common Stock, or (iii) during the Second Bleedout Period, enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, if the number of shares of Common Stock underlying such transaction together with the sales of Common Stock would cause the undersigned to sell, in any 30 period more than 20,000 shares of Common Stock.

        Following, the termination of the Second Bleedout Period the undersigned will no longer be bound by this letter agreement.

        In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of any Common Stock or securities convertible into or exercisable for Common Stock in violation of this letter agreement.

        The undersigned intends to be legally bound hereby.

Very truly yours,

Signature:_________________________
Peter Goldstein

EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT

                REGISTRATION RIGHTS AGREEMENT made and entered into as of this 14th day of November, 2002, by and between BLACK DIAMOND INDUSTRIES, INC., a Florida corporation (the "Company"), and the Transferors (the "Transferors") identified in that certain Share Exchange Agreement between the Company and the Transferors dated as of October 27, 2002 (the "Share Exchange Agreement").

BACKGROUND

                Pursuant to the Share Exchange Agreement, the Transferors have exchanged their shares of common stock of DDS Holdings, Inc., a Nevada Corporation, for shares of restricted common stock of the Company. This Agreement is a condition of the transactions contemplated by the Share Exchange Agreement.

                In order to induce the Transferors and the Company to enter into the foregoing transactions, the Company has agreed to provide the Holders, as defined below, with the rights set forth in this Agreement.

Article 1. CERTAIN DEFINITIONS.

                In addition to the other terms defined in this Agreement, the following terms shall be defined as follows:

                "Brokers' Transactions" has the meaning ascribed to such term pursuant to Rule 144 under the Securities Act.

                "Business Day" means any day on which the New York Stock Exchange ("NYSE") is open for trading.

                "Common Stock" means any outstanding shares of Common Stock of the Company.

                "Company" means Black Diamond Industries, Inc., a Florida corporation.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

                "Holders" means the Transferors, and each of them, for so long as (and to the extent that) they own any Registrable Securities, and each of their successors, assigns, and direct and indirect transferees who become registered owners of Registrable Securities or securities exercisable, exchangeable or convertible into Registrable Securities.

                "Outstanding" means with respect to any securities as of any date, all such securities therefore issued (except any such securities therefore canceled or held by the Company or any successor thereto whether in its treasury or not) or any affiliate of the Company or any successor thereto shall not be deemed "Outstanding" for the purpose of this Agreement.

                "Person" means an individual, a partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

                "Registrable Security(ies)" means all or any portion of any shares of Common Stock issued pursuant to the Share Exchange Agreement, and any additional shares of Common Stock or other equity securities of the Company issued or issuable after the date hereof in respect of any such securities (or other equity securities issued in respect thereof) by way of a stock dividend or stock split, in connection with a combination, exchange, reorganization, recapitalization or reclassification of Company securities, or pursuant to a merger, division, consolidation or other similar business transaction or combination involving the Company; provided that: as to any particular Registrable Securities, such securities shall cease to constitute Registrable Securities (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of thereunder, or (ii) when and to the extent such securities are permitted to be distributed pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act or are otherwise freely transferable to the public without further registration under the Securities Act, or (iii) when such securities shall have ceased to be Outstanding and, in the case of clause (ii), the Company shall, if requested by the Holder or Holders thereof, have delivered to such Holder or Holders the written opinion of independent counsel to the Company to such effect.

                "Registration Expenses" means all expenses incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (i) the fees, disbursements and expenses of the Company's counsel(s), accountants, and experts in connection with the registration under the Securities Act of Registrable Securities; (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering documents and amendments and supplements thereto, and the mailing and delivery of copies thereof to the underwriters and dealers, if any; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements, and any other documents in connection with the offering, sale or delivery of Registrable Securities to be disposed of; (iv) any other expenses in connection with the qualification of Registrable Securities for offer and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of Registrable Securities to be disposed of and any blue sky registration or filing fees, and (vi) the fees and expenses incurred in connection with the listing of Registrable Securities on each securities exchange (or NASDAQ National Market System) on which Company securities of the same class are then listed; provided, however, that Registration Expenses with respect to any registration pursuant to this Agreement shall not include (x) expenses of any Holder's counsel, or (y) any underwriting discounts or commissions attributable to Registrable Securities, each of which shall be borne by the Holder.

                "SEC" means the United States Securities and Exchange Commission, or such other federal agency at the time having the principal responsibility for administering the Securities Act.

                "Securities Act" means the Securities Act or 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

Article 2. PIGGYBACK REGISTRATIONS.

                (a)     Right to Piggyback. If at any time after the execution of this Registration Rights Agreement, the Company proposes to file a registration statement under the Securities Act (except with respect to registration statements on Forms S-4, S-8, or any other form not available for registering the Registrable Securities for sale to the public), with respect to an offering of Common Stock for its own account or for the account of another person, then the Company shall in each case give written notice of such proposed filing to the Holders of Registrable Securities at least 45 days before the anticipated filing date of the registration statement with respect thereto (the "Piggyback Registration"), and shall, subject to Section 2(b) and 2(c) below, include in such Piggyback Registration such amount of Registrable Securities as each such Holder may request within 20 days of the receipt of such notice.

                (b)     Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration to the extent that the number of shares to be registered will not, in the opinion of the managing underwriters, adversely affect the offering of the securities pursuant to clause (i), pro rata among the Holders of such Registrable Securities on the basis of the number of shares owned by such Holder and (iii) third, provided that all Registrable Securities requested to be included in the registration statement have been so included, any other securities requested to be included in such registration.

                (c)     Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities other than the Holders of Registrable Securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration, to the extent that the number of shares to be registered will not, in the opinion of the managing underwriters, adversely affect the offering of the securities pursuant to clause (i), pro rata among the Holders of such securities on the basis of the number of shares so requested to be included therein owned by each such Holder, and (iii) third, other securities requested to be included in such registration.

Article 3. HOLDBACK AGREEMENTS.

                (a)     Each Holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the 30 days prior to and the 120-day period beginning on the effective date of any underwritten primary registration undertaken by the Company (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

                (b)     The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 30 days prior to and during the 120-day period beginning on the effective date of any underwritten Demand Registration on behalf of the Holders of Registrable Securities (except as part of such underwritten registration or pursuant to registrations on Form S-8 or S-4 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

Article 4. REGISTRATION PROCEDURES.

                Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration of the resale of such Registrable Securities and pursuant thereto the Company shall as soon as practicable:

                (a)     prepare and file with the Securities and Exchange Commission a registration statement with respect to the resale of such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and consent of such counsel);

                (b)     notify each Holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                (c)     furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                (d)     use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Securities owned by the sellers in such jurisdictions (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                (e)     notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                (f)     cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                (g)     provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                (h)     enter into such customary underwriting agreements (containing terms acceptable to the Company) as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request; and

                (i)     make available for inspection during normal business hours by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

Article 5. REGISTRATION EXPENSES.

                All Registration Expenses in connection with any of the registration events identified within this Agreement shall be borne by the Company. All other expenses shall be borne by the Holders.

Article 6. INDEMNIFICATION.

                (a)     The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by such Holder for use therein or by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall provide reasonable and customary indemnification to such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

                (b)     In connection with any registration statement in which a Holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished by such Holder; provided that the obligation to indemnify shall be individual, not joint and several, for each Holder and shall be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

                (c)     Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                (d)     The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

Article 7.  OBLIGATION OF HOLDERS.

                (a)     In connection with each registration hereunder, each selling Holder will furnish to the Company in writing such information with respect to such seller and the securities held by such seller, and the proposed distribution by them as shall be reasonably requested by the Company in order to assure compliance with federal and applicable state securities laws, as a condition precedent to including such seller's Registrable Securities in the registration statement. Each selling Holder also shall agree to promptly notify the Company of any changes in such information included in the registration statement or prospectus as a result of which there is an untrue statement of material fact or an omission to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances then existing.

                (b)     In connection with each registration pursuant to this Agreement, the Holders included therein will not effect sales thereof until notified by the Company of the effectiveness of the registration statement, and thereafter will suspend such sales after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus. At the end of any period during which the Company is obligated to keep a registration statement current, the Holders included in said registration statement shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such registration statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

Article 8.  INFORMATION BLACKOUT.

                (a)     At any time when a registration statement effected pursuant to this Agreement relating to Registrable Securities is effective, upon written notice from the Company to the Holders that the Company has determined in good faith that sale of Registrable Securities pursuant to the registration statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law (an "Information Blackout"), all Holders shall suspend sales of Registrable Securities pursuant to such registration statement until the earlier of:

                    (i)     thirty (30) days after the Company makes such good faith determination; and

                    (ii)     such time as the Company notifies the Holders that such material information has been disclosed to the public or has ceased to be material or that sales pursuant to such registration statement may otherwise be resumed (the number of days from such suspension of sales by the Holders until the day when such sale may be resumed hereunder is hereinafter called a "Sales Blackout Period").

                (b)     Notwithstanding the foregoing, there shall be no more than two (2) Information Blackouts during the term of this Agreement and no Sales Blackout Period shall continue for more than thirty (30) consecutive days.

Article 9.  MISCELLANEOUS.

                (a)     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to that state's conflict of laws provisions.

                (b)     Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                (c)     Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Holders.

                (d)     Notices. All notices, advices and communications under this Agreement shall be deemed to have been given, (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing, addressed as follows:

If to the Company:

To its principal executive office;

and if to the Holders:

To their address on the stock transfer register of the Company.

Either of the Company or the Holders may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Article 9.

                (e)     Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                (f)     Entire Agreement; Survival; Termination. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have executed this Agreement as of the date first written above.

BLACK DIAMOND INDUSTRIES, INC.
("Company")
By:__________________________________
Name:
Title:
_______________________________________
("Holder")
By:__________________________________
Name:
Title:

EXHIBIT E

FORM OF BLACK DIAMOND COMPLIANCE CERTIFICATE

        The undersigned, ________________, hereby certifies as follows in connection with the closing of the transactions contemplated by the Securities Exchange Agreement dated as of October __, 2002 among Black Diamond Industries, Inc., a Florida corporation ("Black Diamond"), and the existing stockholders (the "Transferors") of DDS Holdings, Inc. ("DDS") (the "Agreement"):

        1. The undersigned is the duly elected President and Chief Executive Officer of Black Diamond.

        2. The representations and warranties of Black Diamond set forth in Section 4 of the Agreement are true and correct in all material respects as though made on and as of the date hereof.

        3. Black Diamond has performed in all material respects all covenants and agreements to be performed by Black Diamond on or prior to the Closing Date.

        The undersigned has executed this Certificate this ____ day of ______, 2002.

__________________________________________
President and Chief Executive Officer

EXHIBIT F

FORM OF DDS COMPLIANCE CERTIFICATE

        The undersigned, ________________, hereby certifies as follows in connection with the closing of the transactions contemplated by the Securities Exchange Agreement dated as of October __, 2002 among Black Diamond Industries, Inc., a Florida corporation ("Black Diamond"), and the existing stockholders (the "Transferors") of DDS Holdings, Inc. ("DDS") (the "Agreement"):

        4. The undersigned is the duly elected President and Chief Executive Officer of DDS.

        5. To the best of my knowledge, the representations and warranties of the Transferors set forth in Section 3 of the Agreement are true and correct in all material respects as though made on and as of the date hereof.

        6. To the best of my knowledge, the Transferors have performed in all material respects all covenants and agreements to be performed by the Transferors on or prior to the Closing Date.

        The undersigned has executed this Certificate this ____ day of ______, 2002.

________________________________________
Name:
Title:

Schedule 4.10

UNTIMELY SEC FILINGS

Black Diamond Industries Inc.
10QSB: Quarterly Report
Filing Date September 18, 2002

Black Diamond Industries Inc.
8-K/A: Amended Report of Unscheduled Material Events
Filing Date May 1, 2002

Black Diamond Industries Inc.
SC 13D: Ownership Statement
Filing Date April 30, 2002

Black Diamond Industries Inc.
3: Initial Filing of Equity Securities
Filing Date April 30, 2002

Black Diamond Industries Inc.
8-K: Report of Unscheduled Material Events
Filing Date April 29, 2002

Black Diamond Industries Inc.
10KSB: Annual Report
Filing Date April 24, 2002

Black Diamond Industries Inc.
10QSB: Quarterly Reports
Filing Date April 24, 2002

Black Diamond Industries Inc.
10QSB: Quarterly Reports
Filing Date April 24, 2002

Black Diamond Industries Inc.
10QSB: Quarterly Report
Filing Date April 24, 2002

Black Diamond Industries Inc.
10QSB: Quarterly Report
Filing Date April 24, 2002

Black Diamond Industries Inc.
10KSB: Annual Report
Filing Date April 24, 2002

Black Diamond Industries Inc.
10QSB: Quarterly Report
Filing Date April 24, 2002

Black Diamond Industries Inc.
10QSB: Quarterly Report
Filing Date April 24, 2002

Black Diamond Industries Inc.
10QSB: Quarterly Report
Filing Date April 24, 2002